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EXHIBIT 99.1

For Immediate Release	Contact:	Richard Wiley Samsonite Corporation Phone: (303) 373-6373

Samsonite Announces Fourth Quarter and Annual Operating Results

        DENVER, Colorado, May 1, 2003—SAMSONITE CORPORATION (OTC Bulletin Board: SAMC.OB) today announced financial results for the fourth quarter and fiscal year ended January 31, 2003. In a separate press release, Samsonite Corporation also announced a recapitalization plan and a delay in its Form 10-K filing.

        Revenues and operating income for the fourth quarter were $194.5 million and $25.2 million, respectively, compared to revenues of $153.4 million and an operating loss of $(14.0) million in the prior year. Fiscal 2003 fourth quarter operating income includes an asset impairment charge of $0.4 million and the reversal of excess restructuring reserves of $0.7 million. Prior year fourth quarter included charges totaling $10.6 million for asset impairments, restructuring provisions and expenses related to operating cost reduction initiatives implemented in the Company's European, Mexican and U.S. operations and a $3.3 million charge relating to the impairment of goodwill associated with the Company's Latin American operations. Loss to common stockholders was $(2.3) million or $(0.12) per share for the fourth quarter compared to $(34.7) million or $(1.75) per share in the prior year.

        Revenues and operating income for the fiscal year ended January 31, 2003 were $744.0 million and $69.8 million, respectively, which compares to $736.3 million and $21.2 million in the prior year. Operating income for the current fiscal year includes charges totaling $2.5 million for restructuring provisions and asset impairments related to the elimination of softside manufacturing in the Company's Mexico City facility and $3.3 million of restructuring expenses related to various restructuring initiatives announced in the prior fiscal year. Operating income for the prior fiscal year includes charges totaling $22.4 million for goodwill and asset impairments and restructuring provisions and expenses related to operating cost reduction initiatives implemented in the European, U.S., and Mexican/South American operations. Loss to common stockholders before extraordinary item for the fiscal year was $(39.5) million or $(1.99) per share, compared to $(72.1) million or $(3.64) per share in the prior fiscal year.

        Adjusted EBITDA (earnings before interest expense, taxes, depreciation, amortization and minority interest, adjusted for items which management believes should be excluded to reflect recurring operations, including goodwill and asset impairments and restructuring charges and expenses and to include realized currency hedge gains and losses) was $29.3 million for the fourth quarter which compares with $6.5 million for the same period in the prior year. Adjusted EBITDA for the year ended January 31, 2003 was $91.4 million compared to $70.2 million in the prior year. Net cash provided by (used in) operating activities (as reflected in the Company's consolidated statements of cash flows) for the fourth quarter was $3.8 million which compares to $(1.4) million for the same period in the prior year. Cash flow provided by (used in) operating activities for the year ended January 31, 2003 was $21.6 million compared to $12.7 million in the prior year. A reconciliation of Adjusted EBITDA to Net cash provided by (used in) operating activities is included in the tables appearing at the end of this press release.

        Samsonite Corporation will hold a conference call with securities analysts to discuss this press release at 10:00 a.m. Eastern Daylight Time on Monday, May 5, 2003. Investors and interested members of the public are invited to listen to the discussion. The dial-in phone number is (877) 809-7599 in the U.S. and (706) 679-6135 for international calls, the conference name is Samsonite and the conference ID # is 242464. The leader of the call is Luc Van Nevel. If you cannot attend this call, it will be played back through Friday, May 23, 2003. The playback number is (800) 642-1687 in the U.S. and (706) 645-9291 for international calls, and the conference ID # is 242464.

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        Samsonite is one of the world's largest manufacturers and distributors of luggage and markets luggage, casual bags, backpacks, business cases and travel-related products under brands such as SAMSONITE®, AMERICAN TOURISTER®, LARK®, HEDGREN® and SAMSONITE® black label.

        A summary of the Company's calculation of Adjusted EBITDA along with a summary of the Company's earnings (losses) under generally accepted accounting principles are attached as part of this release. The Company believes that disclosure of its operating earnings before interest, taxes, depreciation and amortization, as further adjusted to exclude goodwill and asset impairment charges and restructuring charges and expenses and to include realized currency hedge gains and losses ("Adjusted EBITDA"), provides useful information regarding the Company's ability to incur and service debt, but that it should not be considered a substitute for operating income or cash flow from operations determined in accordance with generally accepted accounting principles. Other companies may calculate EBITDA, or derivations thereof, in a different manner than the Company. Adjusted EBITDA does not take into consideration substantial costs and cash flows of doing business, such as interest expense, income taxes, depreciation, amortization, and restructuring charges and expenses, and should not be considered in isolation to or as a substitute for other measures of performance. Adjusted EBITDA, as calculated by the Company, also excludes extraordinary items, discontinued operations, minority interest in earnings of subsidiaries, certain items of other income and expense and senior redeemable preferred stock dividends. Adjusted EBITDA does not represent funds available for discretionary use by the Company because those funds are required for debt service, capital expenditures, working capital, and other commitments and obligations. Neither EBITDA nor Adjusted EBITDA is an accounting term used in generally accepted accounting principles.

        Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They can often be recognized by words such as "proposed," "may," "will," "anticipate," "believe," "estimate," "intend," "plan" and "expect" and similar expressions. Variations on those or similar words, or the negative of those words, may also indicate forward-looking statements. Forward-looking statements involve numerous assumptions, known and unknown risks, uncertainties and other factors that may cause actual and future performance or achievements of the Company to be materially different from any future estimated results, performance or achievements express or implied by such forward-looking statements. These factors include, among others, the impact of the September 11 events on economic, political and public safety conditions that impact consumer confidence and spending and the possibility of additional terrorist attacks or related events; the spread of the SARS disease or other events which affect travel levels; armed conflicts in the Middle East and other regions; general economic and business conditions, including foreign currency exchange rate fluctuations; industry capacity; changes in consumer preferences; demographic changes; competition; changes in methods of distribution and technology; changes in political, social and economic conditions and local regulations; general levels of economic growth in emerging market countries; the loss of significant customers; completion of new product developments within anticipated time frames; changes in interest rates; and other factors that are beyond our control. More information on the risks, uncertainties and other factors affecting Samsonite Corporation may be obtained from the Company's filings with the United States Securities and Exchange Commission. Forward-looking statements are believed to be accurate as of the date of this release, and the Company undertakes no obligation to update or revise said statements as a result of future events.

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Samsonite Corporation Earnings and EBITDA Summary
January 31, 2003 and 2002
(in thousands, except per share data)

	Three months ended January 31,		Year ended January 31,
	2003	2002	2003	2002
Net sales	$194,523	153,428	$744,035	736,274
Cost of goods sold	107,653	94,987	430,361	443,591

Gross profit	86,870	58,441	313,674	292,683
Selling, general and administrative expenses	61,576	58,039	240,060	249,893
Amortization and impairment of intangible assets	393	4,527	1,397	8,036
Asset impairment expense	392	1,933	889	1,933
Provision for restructuring operations	(670)	7,917	1,571	11,617

Operating income (loss)	25,179	(13,975)	69,757	21,204
Interest expense	(12,192)	(12,370)	(48,007)	(48,974)
Interest income and other income (expense), net	(6,196)	(782)	(13,812)	(136)

Income (loss) before income taxes, minority interest and extraordinary item	6,791	(27,127)	7,938	(27,906)
Income tax benefit (expense)	2,875	396	(2,985)	(6,886)
Minority interest in (earnings) loss of subsidiaries	(758)	1,865	(1,659)	194

Loss before extraordinary item	8,908	(24,866)	3,294	(34,598)
Extraordinary item—gain on extinguishment of debt	—	—	—	1,044

Net loss	8,908	(24,866)	3,294	(33,554)
Redeemable preferred stock dividends and accretion of preferred stock discount	(11,249)	(9,848)	(42,837)	(37,505)

Net loss to common stockholders	$(2,341)	(34,714)	$(39,543)	(71,059)

Loss to common stockholders per share—assuming dilution:
Loss before extraordinary item	$(0.12)	$(1.75)	$(1.99)	$(3.64)
Extraordinary item	—	—	—	0.05

Net loss per share	$(0.12)	$(1.75)	$(1.99)	$(3.59)

Weighted average shares outstanding	19,866	19,838	19,863	19,809

Summary of Adjusted EBITDA Calculation
Operating income (loss)	$25,179	(13,975)	$69,757	21,204
Depreciation expense	4,920	4,868	18,362	19,575
Amortization and impairment of intangible assets	393	4,527	1,397	8,036
Asset impairment and restructuring charges and expenses	10	10,609	5,802	19,050
Realized gains on foreign currency forward contracts	(1,171)	510	(3,893)	2,346

Adjusted EBITDA	$29,331	6,539	$91,425	70,211
Adjustments to reconcile Adjusted EBITDA to net cash provided by operating activities
Restructuring related expenses, not previously accrued	(287)	(759)	(3,342)	(5,500)
Cash provided (used) by changes in operating assets and liabilities	(12,177)	5,156	(3,550)	9,092
Non-cash operating additions (subtractions)
Amortization and write-off of debt issue costs and premium	1,681	497	3,209	2,041
Provision for doubtful accounts	232	1,191	1,362	1,494
Deferred income tax expense (benefit)	178	(1,314)	(780)	(1,304)
Pension and other post-retirement plan losses (gains)	(1,201)	(1,217)	(4,499)	(5,048)
Other, net	(22)	(84)	(1,069)	543
Income (expense) excluded from Adjusted EBITDA
Interest income	149	410	653	875
Interest expense	(12,192)	(12,370)	(48,007)	(48,974)
Income tax expense	2,875	396	(2,985)	(6,886)
Minority interest in earnings of subsidiaries	(758)	1,865	(1,659)	194
Other income (expense) items, net	(4,002)	(1,697)	(9,176)	(3,990)

Net cash provided by (used in) operating activities	$3,807	(1,387)	$21,582	12,748

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  EXHIBIT 99.1